Exhibit 4.97

                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

     This Amendment No. 1 to Securities Purchase Agreement (this "AMENDMENT"),
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dated May 21, 2003, is made by and among Insynq, Inc., a Delaware corporation with its headquarters located at 1127 Broadway Plaza, Suite 10, Tacoma, Washington 98402 (the "COMPANY") and AJW Partners, LLC, New Millennium Capital
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Partners II, LLC, AJW Offshore, Ltd. (formerly AJW/New Millennium Offshore,
Ltd.) (collectively, the "INVESTORS").
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     WHEREAS:

     The Company and the Investors are parties to that certain Securities Purchase Agreement, dated June 29, 2001, by and among the Company and the Investors (the "SECURITIES PURCHASE AGREEMENT"); and

     The Company and the Investors desire to amend the Securities Purchase Agreement as set forth below.

     NOW, THEREFORE, the Company and the Investors hereby agree as follows:

     1. AMENDMENT OF SECTION 8(G) OF THE SECURITIES PURCHASE AGREEMENT. Section
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8(g) of the Securities Purchase Agreement is hereby amended and restated to read in its entirety as follows:


     "(G) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure
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to the benefit of the parties and their successors and assigns. Neither the
Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other; provided however, that subject to Section 2(f), any Buyer may assign its rights hereunder (including, but not limited to, the Buyer's rights in connection with any breach or alleged breach by the Company of any of its representations, warranties and covenants hereunder) to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company."


     2. AMENDMENT OF SECTION 8(I) OF THE SECURITIES PURCHASE AGREEMENT. Section
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8(i) of the Securities Purchase Agreement is hereby amended and restated to read in its entirety as follows:


     "(I) SURVIVAL. The representations and warranties of the Company and the
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agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers for a period of two (2) years from the date that the subsequent investment is completed pursuant to Section 4(l) hereof. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees, agents and permitted assigns under Section 8(g) hereof for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred."
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     3. NO OTHER PROVISIONS OR DOCUMENTS AFFECTED HEREBY. This Amendment does
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not affect any other provisions of the Securities Purchase Agreement or the provisions of any other document entered into in connection with the transactions set forth therein.





                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

INSYNQ, INC.

/s/ John P. Gorst
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John P. Gorst
Chief Executive Offer


AJW PARTNERS, LLC
By:  SMS Group, LLC

/s/ Corey S. Ribotsky
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Corey S. Ribotsky
Manager


AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
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Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
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Corey S. Ribotsky
Manager